Exhibit 99.1

PROS HOLDINGS REPORTS FIRST QUARTER 2008
FINANCIAL RESULTS

•                  First quarter revenue of $17.9 million, an increase of 33% year-over-year

•                  GAAP income from operations of $3.5 million, an increase of 48% year-over-year

•                  Non-GAAP income from operations of $4.4 million, an increase of 78% year-over-year

•                  GAAP net income of $2.6 million or $0.10 per diluted share

•                  Non-GAAP net income of $3.2 million or $0.12 per diluted share

Houston, Texas — May 8, 2008 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and revenue optimization science and software, today announced financial results for the first quarter ended March 31, 2008.

Revenues for the first quarter of 2008 were a record $17.9 million, a 33% increase over the first quarter of 2007.  License and implementation revenues were $12.8 million in the quarter, an increase of 42% from a year ago, and maintenance revenue was $5.1 million, up 15% from the first quarter of 2007.

Bert Winemiller, Chairman and CEO of PROS stated, “We are pleased with our strong results in the first quarter and believe it was a solid start to the year.  We continued to execute on our strategy for 2008 through further penetration and expansion into our vertical markets. Our first quarter results are an affirmation of the value of PROS pricing and revenue optimization software as a strategic innovation and a risk mitigation initiative in a challenging economy.”

For the quarter ended March 31, 2008 PROS reported income from operations, in accordance with accounting principles generally accepted in the United States of America (“GAAP”), of $3.5 million compared with $2.4 million for the same period in 2007.  GAAP net income in the quarter was $2.6 million, or $0.10 per diluted share compared with $2.3 million, or $0.11 per diluted share, in the first quarter of 2007.  The effective GAAP tax rate was 35% in the first quarter of 2008 compared to an effective tax rate of 21% in the first quarter of 2007.

In the first quarter of 2008, non-GAAP income from operations was $4.4 million compared with $2.5 million for the same period in 2007.   Non-GAAP net income was $3.2 million, or $0.12 per diluted share, compared with non-GAAP net income of $2.4 million, or $0.11 per diluted share in the first quarter of 2007.  These non-GAAP figures in the first quarter of 2008 and 2007 exclude $0.9 million and $0.1 million, respectively, of SFAS 123R stock-based compensation charges.  The effective non-GAAP tax rate was 35% in the first quarter of 2008 compared to an effective tax rate of 21% in the first quarter of 2007.

Charles Murphy, Executive Vice President and CFO stated, “We are pleased that in the first quarter we exceeded our targets on both a revenue and operating income basis.  Strong GAAP and non-GAAP gross margins reached records 74.4% and  75.4%, respectively, and allowed us to achieve GAAP and non-GAAP operating margins of 19.7% and 24.8%, respectively.”

The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the first quarter ended March 31, 2008 and 2007.

Cash and equivalents were $45.5 million at the end of the first quarter of 2008, an increase of $1.1 million from the end of the fourth quarter of 2007.

Financial Outlook

Based on information as of today, PROS is providing the following outlook for the second quarter of 2008 and for the full year:

Second Quarter of Fiscal Year 2008:

•                  The Company expects total revenue in the range of $18.3 million to $18.5 million.

•                  The Company is projecting GAAP income from operations of $2.4 million to $2.6 million; GAAP net income of $1.9 million to $2.1 million and GAAP diluted earnings per share of $0.07 to $0.08.

•                  The Company is projecting non-GAAP income from operations of $3.3 million to $3.5 million.  Non-GAAP income from operations for the first quarter excludes estimated SFAS 123(R) stock-based compensation charges of approximately $0.9 million.

•                  The Company is projecting non-GAAP net income of $2.6 million to $2.8 million and non-GAAP diluted earnings per share of $0.10 based on an estimated weighted average of 26.9 million diluted shares outstanding.

Fiscal Year 2008:

•                  The Company expects total revenue in the range of $76.0 million to $78.0 million.

•                  The Company is projecting GAAP income from operations of $11.6 million to $12.5 million; GAAP net income of $9.3 million to $10.0 million and GAAP diluted earnings per share of $0.35 to $0.37.

•                  The Company is projecting non-GAAP income from operations of $15.3 million to $16.2 million.  Non-GAAP income from operations for the full year excludes estimated SFAS 123(R) stock-based compensation charges of approximately $3.7 million.

•                  The Company is projecting non-GAAP net income of $12.0 million to $12.6 million and non-GAAP diluted earnings per share of $0.45 to $0.47 based on an estimated weighted average of 26.9 million diluted shares outstanding.

•                  The Company anticipates bookings for 2008 to be in the range of $53 million to $55 million.

The projections provided above are based on an estimated tax rate of 28%.  This rate assumes that Congress will reinstate on a retroactive basis the Research & Experimentation (“R&E”) tax credit.  Congress has reinstated on a retroactive basis the R&E tax credit several times since its enactment in 1981, and PROS believes Congress will do so in 2008.  However, unless the credit is reinstated, PROS will continue to record Federal income taxes in 2008 at the enacted Federal rate of 35%.  The impact of the R&E tax credit not being reinstated translates to an approximate $0.01 and $0.05 diluted earnings per share impact for the second quarter of 2008 and year ended 2008, respectively, on both a GAAP basis and non-GAAP basis.  Had the R&E tax credit been reinstated retroactively during the three months ended March 31, 2008; there would have been a $0.01 increase to non-GAAP diluted earnings per share.

Conference Call

In conjunction with this announcement, PROS Holdings will host a conference call on May 8, 2008, at 5:00 p.m. (ET) to discuss the company’s financial results.  To access this call, dial (866) 770-7051 (domestic) or (617) 213-8064 (international).  The pass code for the call is 34696765.  Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international).  The replay pass code is 37622979.  An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and revenue optimization software products, specializing in price analytics, price execution, and price optimization.  By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance.  PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics.  PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100s of simultaneous users and sub-second electronic transactions.  PROS provides professional services to configure its software products to meet the specific pricing needs of each customer.  PROS has implemented over 200 solutions across a range of industries in more than 40 countries.

Founded in 1985, PROS is headquartered in Houston, Texas.  Today, PROS has over 300 employees, more than 100 with advanced degrees and over 20 with Ph.D.s.  To learn more about PROS, please visit www.prospricing.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS future financial performance, penetration and expansion into target markets, product development, the demand for PROS solutions, the performance of PROS solutions, and the predictability of the PROS business. The forward-looking statements contained in this press release are based upon PROS historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include: (a) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (b) PROS’ ability to develop and sell new products and product enhancements with the required functionality desired, (c) the ability of the market for enterprise pricing and revenue optimization software to grow, (d) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business, (e) PROS’ ability to maintain its current level of gross margins, (f) PROS ability to maintain historical maintenance renewal rates, (g) PROS’ ability to deliver its solutions according to the acceptance criteria of its customers and the avoidance of dispute related thereto, (h) PROS’ successful implementation of its solutions without modification or negotiation of contractual arrangements, (i) the potential that Congress fails to reinstate the R&E credit in 2008 and (j) unanticipated changes in our effective tax rate.  Additional information relating to the uncertainty affecting the PROS business are contained in PROS filings with the Securities and Exchange Commission.  These forward-looking statements represent PROS expectations as of the date of this press release.  Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP.  This information includes non-GAAP income from operations, net income and diluted earnings per share.  PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS ongoing operational performance.  PROS believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results.   As noted, the non-GAAP financial measures discussed above are stock-based compensation charges for the three months ended March 31, 2008 of $0.9 million pursuant to SFAS 123(R).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above.  A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com

Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2008	2007

Assets:
Current assets:
Cash and cash equivalents	$45,483	$44,378
Accounts and unbilled receivables, net of allowance of $1,550 and $1,550 respectively	19,803	14,896
Prepaid expenses and other current assets	3,274	4,050
Total current assets	68,560	63,324
Property and equipment, net	3,276	3,063
Other long term assets, net	2,985	2,593
Total assets	$74,821	$68,980

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$1,624	$1,466
Accrued liabilities	1,814	1,491
Accrued income tax payable	1,438	785
Accrued contract labor	1,070	628
Accrued payroll and other employee benefits	2,655	4,778
Deferred revenue	20,680	20,259
Total current liabilities	29,281	29,407
Long-term deferred revenue	8,232	5,885

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 30,031,838 and 29,926,529 issued, respectively, 26,184,798 and 26,079,489 shares outstanding respectively	30	30
Additional paid-in capital	54,409	53,361
Treasury stock, 3,847,040 common shares at cost	(8,938)	(8,938)
Accumulated deficit	(8,193)	(10,765)
Total stockholders’ equity	37,308	33,688
Total liabilities and stockholders’ equity	$74,821	$68,980

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months
	Ended March 31,
	2008	2007

Revenue:
License and implementation	$12,806	$9,023
Maintenance and support	5,114	4,429
Total revenue	17,920	13,452

Cost of revenue:
License and implementation	3,413	3,189
Maintenance and support	1,180	989
Total cost of revenue	4,593	4,178

Gross profit	13,327	9,274
Gross margin	74.4%	68.9%

Operating expenses:
Selling, general and administrative	5,125	3,148
Research and development	4,672	3,741
Total operating expenses	9,797	6,889

Income from operations	3,530	2,385

Other income (expense):
Interest income	422	533
Interest expense	—	(17)
Income before income tax provision	3,952	2,901
Income tax provision	1,380	606
Net income	2,572	2,295

Accretion of preferred stock	—	(82)

Net earnings attributable to common stockholders	$2,572	$2,213

Net earnings attributable to common stockholders per share:
Basic	$0.10	$0.11
Diluted	$0.10	$0.11

Weighted average number of shares:
Basic	26,161,436	19,764,672
Diluted	26,676,832	20,224,340

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - RECONCILIATION

 OF GAAP TO NON-GAAP

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months
	Ended March 31,
	2008	2007

Net income	$2,572	$2,295

GAAP SFAS 123(R) (Non-Cash Compensation):
Cost of revenue	180	18
Selling, general and administrative	449	51
Research and development	278	35
Total operating expenses	907	104

Tax impact of SFAS 123(R)	(317)	(22)

Non-GAAP net income	3,162	2,377

Accretion of preferred stock	—	(82)

Non-GAAP net earnings attributable to common stockholders	$3,162	$2,295

Basic	$0.12	$0.12
Diluted	$0.12	$0.11

Shares used in computing net income per common share:
Basic	26,161,436	19,764,672
Diluted	26,676,832	20,224,340

Income from operations	$3,530	$2,385

GAAP SFAS 123(R) (Non-Cash Compensation):	907	104

Non-GAAP income from operations	$4,437	$2,489

Non-GAAP income from operations %	24.8%	18.5%

GAAP - gross profit	$13,327	$9,274

GAAP SFAS 123(R) (Non-Cash Compensation):	180	18

Non-GAAP gross profit	$13,507	$9,292

Non-GAAP gross margin	75.4%	69.1%

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	For the Three Months
	Ended March 31,
	2008	2007

Operating activities:
Net income	$2,572	$2,295
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	319	295
Noncash compensation	907	104
Changes in operating assets and liabilities:
Accounts receivable, net	(3,857)	1,969
Unbilled receivables	(1,050)	(320)
Prepaid expenses and other	383	(223)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	(709)	(1,572)
Deferred revenue	2,768	(139)
Net cash provided by operating activities	1,333	2,409

Investing activities:
Purchases of property and equipment	(369)	(429)
Net cash used in investing activities	(369)	(429)

Financing activities:
Proceeds from long-term debt	—	19,685
Dividend on common stock	—	(41,328)
Redemption of redeemable preferred stock	—	(17,365)
Exercise of stock options	141	660
Initial public offering costs	—	(501)
Deferred loan costs	—	(102)
Net cash provided by (used in) financing activities	141	(38,951)
Net increase (decrease) in cash and cash equivalents	1,105	(36,971)
Cash and cash equivalents:
Beginning of period	44,378	42,540
End of period	$45,483	$5,569